EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2006, with respect to the financial statements of LBI Holdings I, Inc. included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-112773) and related Prospectus of Liberman Broadcasting, Inc. dated April 28, 2006.

/s/ ERNST & YOUNG LLP

Los Angeles, California

April 24, 2006